Exhibit 99.1

American Apparel, Inc. Replaces Revolving Credit Facility and Amends and Extends Maturity of its Second Lien Loan

LOS ANGELES—(BUSINESS WIRE)— American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced it has replaced its existing $75 million senior credit facility that was due to expire in July 2012 with a three year $80 million Senior Credit Facility (the “Credit Facility”) with Crystal Financial LLC as Administrative Agent and Salus Capital Partners, LLC as Documentation Agent. In addition, the Company has amended and extended the maturity of its second lien credit facility with Lion Capital, LLP and affiliates (the “Second Lien Loan”). These actions, when taken together, will provide the Company with additional borrowing capacity and financial flexibility as it continues to build upon recent positive momentum in its business.

The Credit Facility is composed of a $30 million term loan with the balance of the commitment being provided as revolving credit. Borrowings are at 900 basis points over the LIBOR rate and are secured by substantially all of the assets of the Company. The Credit Facility matures on March 13, 2015.

The Company has also extended the maturity date of the Second Lien Loan by two years to December 31, 2015, and has negotiated an easing of the minimum EBITDA financial covenant of the Second Lien Loan. In addition, the Company has agreed that with respect to interest accruing from and after September 1, 2012, it will pay a minimum of 5% of each interest payment on outstanding principal under the Second Lien Loan in cash (with the remainder of its interest being paid in cash or accrued, at the election of the Company). In connection with the extension, the Company agreed that if it fails to maintain specified minimum quarterly EBITDA targets as defined in the extension amendment the exercise price of Lion's outstanding warrants will be reduced by $0.25. The Company also extended the maturity of the warrants by four years.

Comment of Dov Charney, Chairman and CEO of American Apparel, Inc.

“These financial agreements, coupled with improved financial performance, will provide added flexibility in delivering upon our operating plan for 2012 and beyond. We have made steady progress in building sales and improving our financial performance in the past year; securing the refinancing of our debt should provide our stakeholders with confidence about our ability to continue our momentum and deliver upon our commitments. We have significant goals for our 2012 performance and so far we are off to a good start.

Crystal Financial has significant retail experience, understands our business and has an appreciation of the significance of the recent improvements in our operating performance. We are fortunate to have them as a new business partner. Also, the vote of confidence and support from Lion Capital by way of the loan extension and other accommodations is also significant. We truly value their partnership.”

Comment of Stephen Krawchuk, Managing Director of Crystal Financial LLC

“American Apparel has made great strides over the past year in improving its overall financial performance and we are pleased to be in a position to provide them with the financial flexibility needed to continue to build upon that momentum. The transactions announced today will provide an immediate benefit to American Apparel and we look forward to a long and mutually beneficial relationship with the Company.”

Comment of John Luttrell, CFO of American Apparel, Inc.

“We had several objectives related to the refinancing of our capital structure. We wanted to replace our existing senior credit facility with a long-term facility at commercially appropriate rates with additional capacity. This Credit Facility meets all of those criteria. We also hoped to extend the Lion debt in a manner that would not dilute our equity shareholders and give us the added flexibility to ultimately take out this credit agreement as operating results continue to improve. The Lion amendment achieves this objective. With the actions taken today, we have a clear path for the next three years to concentrate on our business and deliver solid operating performance improvements. Our estimated cash flows fully support the added interest payments when compared to our prior senior secured facility. Most important, we have concluded that there is no longer substantial doubt about our ability to continue to operate as a going concern.”

Financial Advisor

The Company engaged Cowen and Company as its financial advisor for these transactions.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of February 29, 2012, American Apparel had approximately 10,000 employees and operated 250 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

About Crystal Financial

Crystal Financial is an independent commercial finance company that provides senior and junior secured revolvers and term loans for both asset-based and cash flow financings ($10 million to $150 million) to middle-market companies. Its team of experienced, responsive professionals have underwritten, closed and managed more than $20 billion in secured debt commitments across a wide range of industries. For more information and media contacts, please visit www.crystalfinco.com.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company’s future financial condition, results of operations and plans and the Company’s prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company’s products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company’s business; the Company’s ability to hire and retain key personnel and the Company’s relationship with its employees; suitable store locations and the Company’s ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company’s ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company’s strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company’s brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company’s wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company’s significant indebtedness, including the Company’s relationships with its lenders and the Company’s ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company’s ability to generate cash flow to service its debt; the Company’s liquidity and losses from operations; the Company’s ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company’s ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company’s ability to improve manufacturing efficiency at its production facilities; the Company’s ability to effectively manage inventory and inventory reserves; location of the Company’s facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company’s ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company’s online retail operations and manage the Company’s other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company’s filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

American Apparel

John J. Luttrell, 213-488-0226

Chief Financial Officer

or

ICR

John Rouleau, 203-682-8342 (Investor Relations)

john.rouleau@icrinc.com